PIEDMONT 1901 MARKET LLC (formerly known as Wells 1901 Market LLC), as mortgagor
(Borrower)
to
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as mortgagee
(Lender)
_________________________________
OPEN-END MORTGAGE AND
SECURITY AGREEMENT
_________________________________
Dated June _____, 2015, and made
Effective as of June _____, 2015

Location:	1901-1917 Market Street,
Philadelphia

County:	Philadelphia

Commonwealth of Pennsylvania

Tax Parcel No.:	88-3-034200

PREPARED OUT-OF-STATE BY AND
WHEN RECORDED MAIL TO:
Seyfarth Shaw LLP
1075 Peachtree Street, N.E., Suite 2500
Atlanta, Georgia 30309-3962
Attention: Jay Wardlaw, Esq.
Deal Name: 1901 Market Street
Loan Number: 706109865

THIS INSTRUMENT SECURES FUTURE ADVANCES

OPEN-END MORTGAGE AND SECURITY AGREEMENT
THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (this “Instrument”) is made as of the ____ day of June, 2015, and having an effective date of the ____ day of June, 2015, by PIEDMONT 1901 MARKET LLC, a Delaware limited liability company (formerly known as Wells 1901 Market LLC), having its principal office and place of business at c/o Piedmont Office Realty Trust, Inc., 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097, as mortgagor (“Borrower”), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, Attention: Asset Management Department; Reference Loan No. 706109865, as mortgagee (“Lender”).
RECITALS:
1.    Borrower, by the terms of its Promissory Note dated as of the effective date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) and in connection with the loan (the “Loan”) from Lender to Borrower, is indebted to Lender in the principal sum of ONE HUNDRED SIXTY MILLION AND NO/100 DOLLARS ($160,000,000.00).
2.    The Loan is governed by that certain Loan Agreement dated as of the effective date hereof by and among Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).
3.    Borrower desires to secure the payment of and the performance of all of its obligations under the Note and certain additional Obligations.
IN CONSIDERATION of the principal sum of the Note, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, Borrower irrevocably:
A.    Grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Lender, and grants Lender a security interest in, the following property, rights, interests and estates owned by Borrower (collectively, the “Property”):
(i)The real property in Philadelphia County, Pennsylvania, and described in Exhibit A (the “Land”);
(ii)    All buildings, structures and improvements (including fixtures) now or later located in or on the Land (the “Improvements”);
(iii)    All easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with or access to the Property;

(iv)    All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;
(v)    All right, title, and interest of Borrower in, to, and under all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance proceeds with respect to the Property, and any other documents relating to the use, construction, occupancy, leasing, activity, or operation of the Property;
(vi)    All of the fixtures and personal property described in Exhibit B owned by Borrower and replacements thereof; but excluding all personal property owned by any tenant (a “Tenant”) of the Property;
(vii)    All of Borrower’s right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;
(viii)    All of Borrower’s interest in and to all tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;
(ix)    All leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors [the “Bankruptcy Code”]) and all extensions and amendments thereto (collectively, the “Leases”) and all of Borrower’s right, title and interest under the Leases, including all guaranties thereof;
(x)    All rents, issues, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the “Rents”) and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations; and
(xi)    All of Borrower’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Property.

B.    Absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower’s right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to Borrower under that certain Assignment of Leases and Rents made by Borrower to Lender dated effective as of the effective date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Assignment”), which document shall govern and control the provisions of this assignment.
TO HAVE AND TO HOLD the Property unto Lender and its successors and assigns forever as security for the Obligations and Borrower does hereby bind itself, its successors and assigns to WARRANTY SPECIALLY AND FOREVER DEFEND the title to the Property, subject to the Permitted Encumbrances (as defined in the Loan Agreement) and the provisions, terms and conditions of this Instrument.
PROVIDED, HOWEVER, if Borrower shall pay and perform the Obligations as provided for in the Documents (defined below) and shall comply with all the provisions, terms and conditions in the Documents, these presents and the estates hereby granted (except for the obligations of Borrower set forth in Sections 3.11 and 3.12 and Article VIII of the Loan Agreement) shall cease, terminate and be void.
IN FURTHERANCE of the foregoing, Borrower warrants, represents, covenants and agrees as follows:
Article I - OBLIGATIONS; DOCUMENTS; INCORPORATION; DEFINITIONS
Section 1.01    Obligations. This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the “Obligations”):
(a)    Payment of all obligations, indebtedness and liabilities under the Documents including (i) the Prepayment Premium, to the extent applicable, (ii) interest at both the Note Rate and at the Default Rate, if applicable and to the extent permitted by Laws, and (iii) renewals, extensions, and amendments of the Documents;
(b)    Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and
(c)    Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents.
Section 1.02    Documents; Incorporation. The “Documents” shall mean this Instrument, the Loan Agreement, the Note, the Assignment, and any other written agreement executed in connection with the Loan (but excluding the Loan application and Loan commitment), including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing. All of the provisions of the other Documents (including, without limitation, the limited and full recourse liability provisions of Article VIII of the Loan Agreement) are incorporated into this Instrument to the same extent and with the same force as if fully set forth in this Instrument.
Section 1.03    Definitions. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. The terms set forth below are defined in the following sections of this Instrument:

Assignment	Recitals, Section 3(B)

Bankruptcy Code	Recitals, Section 3(A)(ix)

Borrower	Preamble

Documents	Section 1.02

Improvements	Recitals, Section 3(A)(ii)

Instrument	Preamble

Land	Recitals, Section 3(A)(i)

Leases	Recitals, Section 3(A)(ix)

Lender	Preamble

Loan	Recitals, Section 1

Loan Agreement	Recitals, Section 2

Note	Recitals, Section 1

Notice	Section 5.02

Obligations	Section 1.01

Pa.C.S.	Section 6.04

Personal Property	Section 3.02(j)

Property	Recitals, Section 3(A)

Rents	Recitals, Section 3(A)(x)

Tenant	Recitals, Section 3(A)(vi)
ARTICLE II     - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY
Section 2.01    Due-on-Sale or Encumbrance. It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations, and the entire Obligations (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which consent may be given or withheld for any or for no reason or given conditionally, in Lender’s sole discretion), any of the events set forth in Section 5.01 of the Loan Agreement shall occur (unless such event is otherwise expressly permitted under the terms and conditions of Article V of the Loan Agreement without Lender’s prior written consent).
ARTICLE III     - DEFAULTS AND REMEDIES
Section 3.01    Events of Default. The occurrence of an Event of Default (as such term is defined in Section 6.01 of the Loan Agreement) shall constitute, at Lender’s option, an Event of Default under this Instrument and the other Documents.
Section 3.02    Remedies. If an Event of Default occurs, Lender or any person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s rights under the Documents or Laws including the following actions:

(a)    accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Sections 6.01(f), 6.01(g), 6.01(h), or 6.01(i) of the Loan Agreement which shall automatically make the Obligations immediately due and payable;
(b)    judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;
(c)    sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;
(d)    recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) recover on the Property or (ii) otherwise enforce the Documents;
(e)    seek specific performance of any provisions in the Documents;
(f)    apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, or (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations; and Borrower and any person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;
(g)    with or without entering upon the Property, (i) exclude Borrower and any person from the Property without liability for trespass, damages, or otherwise; (ii) take possession of, and Borrower shall surrender on demand, all books, records, and accounts relating to the Property; (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, and (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender and its attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower or Lender with respect to the Property, either in Borrower’s name or otherwise;
(h)    release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;
(i)    apply any Deposits to the following items in any order and in Lender’s sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender under the Documents, and/or (D) Impositions;
(j)    take all actions permitted under the U.C.C. of the Property State (as defined in the Loan Agreement) including (i) the right to take possession of all tangible and intangible personal property now or hereafter included within the Property (the “Personal Property”) and take such actions as Lender deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower; or
(k)    take any other action permitted under any Laws.
If Lender exercises any of its rights under Section 3.02(g), Lender shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender except for losses caused by Lender’s willful misconduct or gross negligence. Borrower hereby consents to, ratifies, and confirms the exercise by Lender of its rights under this Instrument and appoints Lender as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.
Section 3.03    Expenses. All Costs, expenses, allocated or accrued fees, or other amounts paid or incurred by Lender in the exercise of its rights under the Documents, together with interest thereon at the applicable interest rate specified in the Loan Agreement, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s rights under the Documents.
Section 3.04    Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender may determine in its sole discretion, apply to any sales of the Property under this Article III, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender may conduct a single sale of the Property or multiple sales of any part of the Property in separate tracts or in its entirety or any other manner as Lender deems in its best interests and Borrower waives any right to require otherwise; (b) if Lender elects more than one sale of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien of this Instrument on any part of the Property not then sold, and Borrower shall pay the costs and expenses of each such sale; (c) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; or such sale may occur, without further notice, at the time fixed by the last postponement or a new notice of sale may be given; and (d) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents. After any such sale, Lender shall deliver to the purchaser at such sale a deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in any such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Borrower or Lender, may purchase at such sale.
Section 3.05    Application of Proceeds. Any proceeds received from any sale or disposition under this Article III or otherwise, together with any other sums held by Lender, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action or foreclosure sale, transfer of title by power of sale, or otherwise, including interest thereon at the applicable interest rate specified in the Loan Agreement, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Loan Agreement.
Section 3.06    Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender to exercise any rights under the Documents upon any default or Event of Default shall impair Lender’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender and no levy of an execution upon the Property or any other property of Borrower shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower and Lender shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.
Section 3.07    Waiver of Rights and Defenses. To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium or redemption; (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the

Documents; (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.
Section 3.08    Additional Credit Bidding. In connection with any sale of the Property pursuant to Section 363 of the Bankruptcy Code or any plan under the Bankruptcy Code, Lender shall have the right to acquire the Property and, in lieu of paying cash, Lender shall have the right (at its option) to pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents.
ARTICLE IV     - SECURITY AGREEMENT
Section 4.01    Security Agreement. This Instrument constitutes both a real property mortgage and a “security agreement” within the meaning of the U.C.C. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the Personal Property may be subject to the U.C.C. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.
ARTICLE V     - ADDITIONAL PROVISIONS
Section 5.01    Usury Savings Clause. Without limiting Section 1.02 above, the provisions of Section 9.01 of the Loan Agreement are hereby incorporated by reference into this Instrument to the same extent and with the same force as if fully set forth herein.
Section 5.02    Notices. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any “notice”) required or permitted under the Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower: PIEDMONT 1901 MARKET LLC c/o Piedmont Office Realty Trust, Inc. 11695 Johns Creek Parkway, Suite 350 Johns Creek, Georgia 30097 Attention: Chief Financial Officer	With a copy of notices sent to Borrower to: KING & SPALDING LLP 1180 Peachtree Street, NE Atlanta, Georgia 30309 Attention: Joshua M. Kamin, Esq.
If to Lender:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Asset Management Department
Reference Loan No. 706109865

With a copy of notices sent to Lender to:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Legal Department
Reference Loan No. 706109865

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.
Section 5.03    Applicable Law and Submission to Jurisdiction. This Instrument shall be governed by and construed in accordance with the laws of the Property State and the applicable laws of the United States of America. Without limiting Lender’s right to bring any Action (as defined in the Loan Agreement) in the courts of other jurisdictions, Borrower irrevocably (a) submits to the jurisdiction of any state or federal court in the Property State, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.
Section 5.04    Transfer of Loan.
(a)    Lender may, at any time, (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue Securities (as defined in the Loan Agreement). Lender may forward to any Investors (as defined in the Loan Agreement), to any Rating Agency (as defined in the Loan Agreement) rating such Securities and to any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, any guarantor, any indemnitor(s), the Leases, and the Property, whether furnished by Borrower, any guarantor, any indemnitor(s) or otherwise, as Lender determines advisable. Lender agrees to use good faith, commercially reasonable efforts to cause all third-party Investors and potential Investors to sign Lender’s standard confidentiality agreement with respect to all documents and information provided to such Investors relating to the Obligations, Borrower, any guarantor, any indemnitor(s), the Leases, and the Property, which shall include market and customary exceptions and qualifications. Borrower, any guarantor and any indemnitor of

Borrower’s obligations under the Documents agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section 5.04 including the delivery of an estoppel certificate in accordance with Section 3.16 of the Loan Agreement and such other documents as may be reasonably requested by Lender. Borrower shall also furnish any consent of Borrower, any guarantor and any indemnitor in order to permit Lender to furnish such Investors or such prospective Investors or such Rating Agency with any and all information concerning the Property, the Leases, the financial condition of Borrower, any guarantor and any indemnitor, as may be reasonably requested by Lender, any Investor, any prospective Investor or any Rating Agency and which may be complied with without undue expense.
(b)    Borrower agrees that upon any assignment or transfer of the Documents by Lender to any third party, Borrower hereby waiving prior notice of any such transfer, Lender shall have no obligations or liabilities under the Documents, such third party shall be substituted as the lender under the Documents for all purposes, and, following Borrower’s receipt of written notice of such transfer, Borrower shall look solely to such third party for the performance of any obligations under the Documents or with respect to the Loan.
(c)    Upon an assignment or other transfer of the Documents, Lender may, at its discretion, pay over the Deposits in its possession and deliver all other collateral mortgaged, granted, pledged or assigned pursuant to the Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred to Borrower or to the assignee or transferee of the Documents. If the Deposits are transferred or assigned to the assignee or transferee, then Borrower shall then look solely to such assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits and any other collateral mortgaged, granted, pledged or assigned pursuant to the Documents, or any part thereof, to a new assignee or transferee. Subject to the provisions of Section 5.01 of the Loan Agreement, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits.
Section 5.05    Miscellaneous. If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents. If title to the Property becomes vested in any person other than Borrower, then Lender may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability under the Documents or being deemed to have consented to the vesting. If both the lessor’s and lessee’s interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger, and Lender shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or transfer of title by power of sale), by application of the doctrine of merger or as a matter of law, unless Lender takes all actions required by law to terminate the Leases as a result of foreclosure (or transfer of title by power of sale). All of Borrower’s covenants and agreements under the Documents shall run with the land and time is of the essence. Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents listed in Sections 3.04, 3.19, 4.01, and 6.02 of the Loan Agreement. The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Documents shall be binding upon Borrower and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and its heirs, successors, substitutes, and assigns. Where two or more persons have executed the Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of a commercially reasonable affidavit (which shall contain a customary indemnity of Borrower by Lender) of an officer of Lender as to the loss, theft, destruction or mutilation of any Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower will issue, in lieu thereof, a replacement Document, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions. Any reviews, inspections, reports, approvals or similar items conducted, made or produced by or on behalf of Lender with respect to Borrower, the Property or the Loan are for loan underwriting and servicing purposes only, and shall not constitute an acknowledgment, representation or warranty of the accuracy thereof, or an assumption of liability with respect to Borrower, Borrower’s contractors, architects, engineers, employees, agents or invitees, present or future tenants, occupants or owners of the Property, or any other party.
Section 5.06    Entire Agreement. Except as provided in Section 3.17 of the Loan Agreement, (a) the Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Loan application, Loan commitment, and any confidentiality agreements, and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents.
Section 5.07    WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.
ARTICLE VI     – SPECIAL PENNSYLVANIA PROVISIONS
Section 6.01    Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article VI and any other terms of this Instrument the terms and conditions of this Article VI shall control and be binding.
Section 6.02    Environmental Representations, Warranties and Covenants. Subsection 3.12(a) of this Instrument is hereby amended by inserting after the words “including the” and before the words

“Comprehensive Environmental Response” the words “Pennsylvania Hazardous Sites Cleanup Act, the Pennsylvania Solid Waste Management Act,”.
Section 6.03    Remedies. Section 3.02 of this Instrument entitled “Remedies” is hereby amended by adding the following to the end of subsection (k) thereof:
“Without limiting the generality of the foregoing, it is expressly agreed that if at any time following an Event of Default hereunder (i) a writ of execution is issued upon a judgment obtained upon the Obligations or any portion thereof, or (ii) an action of mortgage foreclosure or any other action or proceeding is instituted in respect of this Instrument, there shall be payable to and recovered by Lender (W) the entire unpaid principal balance of the Obligations, with interest thereon at the interest rate then applicable under the Note, (X) all costs of suit (including reasonable attorneys’ fees, forum costs and disbursements), (Y) all moneys expended by Lender in payment of taxes, sewer rents and water rents, claims or charges and in effecting insurance coverage or repairs, with interest on such expenditures at the interest rate applicable under the Note, and (Z) an attorney’s commission of ten percent (10%) for collection of the Obligations provided, however, that such commission shall not exceed the actual amount of reasonable attorneys’ fees charged or billed to Lender in connection herewith. Borrower hereby waives and relinquishes unto Lender the right of inquisition in respect of any real estate that may be levied upon under a judgment obtained by virtue of any such action or proceeding and voluntarily condemns the same and authorizes the entry of such condemnation upon such writ of execution. Borrower further agrees that such real estate and any other Property (whether consisting of real or personal property) now or hereafter owned by Borrower may be sold in any order determined by Lender. Borrower likewise waives and relinquishes all benefit of any and every law now or hereafter in force to exempt from levy and sale on execution the Property or any other property whatsoever or any part of the proceeds arising from any such sale for the payment of the Obligations secured hereby (or any part thereof) and the legal fees and costs of such action and execution. Borrower likewise waives and relinquishes unto and in favor of Lender all benefits and exemptions under the laws now in effect or hereafter passed to relieve Borrower in any manner from the obligations assumed in connection with the Obligations for which this Instrument is security or to reduce the amount of the Obligations to any greater extent than the amount actually received by Lender from the sale of the Property in any judicial proceedings in respect of the Obligations or this Instrument.
THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OR AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER. IN GRANTING THIS WARRANT OR AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER, BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND (ON THE ADVICE OF SEPARATE COUNSEL OF BORROWER) UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.
BORROWER, FOR THE PURPOSE OF SECURING POSSESSION OF THE PROPERTY TO LENDER IN THE EVENT OF ANY EVENT OF DEFAULT HEREUNDER, DOES HEREBY AUTHORIZE AND EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD, AS ATTORNEY FOR BORROWER AS WELL AS FOR ALL PERSONS CLAIMING UNDER, BY OR THROUGH

BORROWER, TO COMMENCE AN ACTION IN EJECTMENT FOR POSSESSION OF THE PROPERTY WITHOUT ANY STAY OF EXECUTION OR APPEAL, AGAINST BORROWER, AND THEREIN TO CONFESS JUDGMENT FOR THE RECOVERY BY LENDER OF THE POSSESSION OF THE PROPERTY FOR WHICH THIS INSTRUMENT (OR A COPY THEREOF VERIFIED BY AFFIDAVIT) SHALL BE SUFFICIENT WARRANT, AND THEREUPON A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT, FORECLOSURE OR PROCEEDING WHATSOEVER. BORROWER HEREBY RELEASES AND AGREES TO RELEASE LENDER FROM ALL ERRORS AND DEFECTS WHATSOEVER IN CONNECTION WITH SUCH JUDGMENT, IN CAUSING A WRIT OR WRITS TO BE ISSUED, AND IN ANY PROCEEDING THEREON OR CONCERNING THE SAME. BORROWER AGREES THAT NO WRIT, ERROR, APPEAL OR OBJECTION SHALL BE MADE OR TAKEN THERETO, PROVIDED THAT LENDER SHALL HAVE FILED IN SUCH ACTION AN AFFIDAVIT OF DEFAULT MADE BY IT OR SOMEONE ON ITS BEHALF. IT IS HEREBY EXPRESSLY AGREED THAT IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD, OR DETERMINED, OR POSSESSION OF THE PROPERTY SHALL REMAIN IN OR BE RESTORED TO BORROWER, THE RIGHTS AND POWERS OF LENDER SHALL NOT BE DEEMED TO HAVE BEEN EXHAUSTED BY ANY SUCH ACTION, BUT LENDER SHALL HAVE THE SAME RIGHTS AS AFORESAID, FOR THE SAME EVENT OF DEFAULT, OR FOR ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT TO CONFESS JUDGMENT AND TO BRING ONE OR MORE FURTHER ACTIONS TO RECOVER POSSESSION OF THE PROPERTY. IN ANY SUCH ACTION, A COPY OF THIS INSTRUMENT, VERIFIED BY AFFIDAVIT BY SOMEONE ON BEHALF OF LENDER, MAY BE FILED, IN WHICH EVENT IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW OR RULE OF COURT TO THE CONTRARY NOTWITHSTANDING. THE RIGHT SET FORTH HEREIN SHALL NOT MERGE WITH ANY JUDGMENT OBTAINED ON THE OBLIGATIONS OR THE OTHER LOAN DOCUMENTS. THIS WARRANT OF ATTORNEY SHALL BE EFFECTIVE ONLY AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT.
BORROWER CONFIRMS TO LENDER THAT (1) THIS INSTRUMENT AND THE FOREGOING WARRANT OF ATTORNEY HAVE BEEN NEGOTIATED AND AGREED UPON IN A COMMERCIAL CONTEXT; (2) BORROWER IS A BUSINESS ENTITY AND ITS PRINCIPALS ARE KNOWLEDGEABLE IN COMMERCIAL MATTERS; (3) BORROWER HAS CONSULTED WITH ITS OWN SEPARATE COUNSEL REGARDING THIS INSTRUMENT; (4) BORROWER HAS AGREED TO THE AFORESAID WARRANT OF ATTORNEY TO CONFESS JUDGMENT; AND (5) BORROWER UNDERSTANDS IT IS WAIVING CERTAIN RIGHTS WHICH IT WOULD OTHERWISE POSSESS. JUDGMENT MAY BE ENTERED WITHOUT A HEARING OR NOTICE AND BORROWER KNOWINGLY HAS WAIVED NOTICE AND A HEARING PRIOR TO THE ENTRY OF A JUDGMENT BY CONFESSION.”
Section 6.04    Open-End Mortgage. This Instrument is an Open-End Mortgage as defined in Section 8143(f) of Title 42 of the Pennsylvania Consolidated Statutes (“Pa.C.S.”), and as such, is entitled to the benefits of 42 Pa.C.S. §8143 et seq., shall secure future advances and shall have lien priority in accordance with the provisions of 42 Pa.C.S. §§8143 and 8144. The maximum amount of Indebtedness (as defined in 42 Pa. C.S. §8143, which term excludes interest and excludes the protective advances and expenses referred to in the immediately following sentence) outstanding at any time that is secured hereby is double the [aggregate] face amount of the Note; however, Lender shall not be obligated to advance any principal in excess of that stated in the Note. This Instrument also secures, and the Note evidences the obligation of Borrower to repay, (i) all advances made after the date hereof with respect to the Property for the payment of real estate taxes, water and sewer rents, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Property or the lien of this Instrument, (ii) all costs and expenses incurred by Lender by reason of an Event of Default, and (iii) all advances made by Lender to enable completion of construction of improvements to the Property. Notwithstanding the foregoing, to the maximum extent permitted by law, Borrower hereby unconditionally and irrevocably waives its right to submit a notice to Lender under 42 Pa.C.S. §8143(c). In addition to the other remedies available under the Documents, any advances made after receipt of any such notice, whether or not made pursuant to 42 Pa. C.S. §8143 and/or §8144, shall be secured hereby and shall relate back to the date when this Instrument was left for recording with the recorder of deeds. In the event any person or entity shall submit a notice to Lender under 42 Pa.C.S. §8143(b), in addition to the other remedies available under the Documents, Borrower shall have the lien or encumbrance which is the subject of such notice removed of record in accordance with this Instrument; and any advances made by Lender after receipt of any such notice whether or not made under 42 Pa.C.S. §8143(b), shall be deemed to be obligatory advances made under, shall be secured hereby, and shall relate back to the date when this Instrument was left for recording with the recorder of deeds. By placing or accepting any such lien or encumbrance against any or all of the Property, the holder thereof shall be deemed to have agreed, to the maximum extent permitted by law, that its lien or encumbrance shall be subject and subordinate in lien priority to this Instrument and to any subsequent advances made under the Documents, to all accrued and unpaid interest and to all other sums secured hereby.
Section 6.05    Purchase Money Mortgage. This Instrument is a “purchase money mortgage” within the meaning of 42 Pa. C.S. §8141, as amended from time to time.
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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Instrument as of the day first set forth above.
BORROWER:
PIEDMONT 1901 MARKET LLC, a Delaware limited liability company

By:	Piedmont 1901 Market Business Trust, a Delaware statutory trust, its sole member

By:    [SEAL]

Name:

Title:

STATE OF GEORGIA                        )
                                )
COUNTY OF FULTON                    )

On this, the ______ day of June, 2015 , before me a Notary Public, personally appeared ____________________ who acknowledged himself/herself to be ____________________of Piedmont 1901 Market Business Trust, a Delaware statutory trust, the sole member of Piedmont 1901 Market LLC, a Delaware limited liability company, and that he/she as such, being authorized to do so, executed, the foregoing instrument for the purposes therein contained by signing the name of the trust by himself/herself as ____________________.

IN WITNESS WHEREOF, I have set my hand and Notarial seal.

Notary Public
[SEAL]
My Commission Expires: ____________________________________

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Certificate of Residence of the Mortgagee
The precise address of The Prudential Insurance Company of America, the mortgagee herein, is c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201.

Attorney for Lender

EXHIBIT A
LEGAL DESCRIPTION OF LAND

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EXHIBIT B
DESCRIPTION OF PERSONAL PROPERTY SECURITY
All of Borrower’s right, title and interest in, to and under the following:
1.All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels, and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, owned by Borrower, wherever situate, and now or hereafter located on, attached to, contained in, or used or usable in connection with the real property described in Exhibit A attached hereto and incorporated herein (the “Land”), and all improvements located thereon (the “Improvements”) or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air-conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures.
2.    All funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Land, the Improvements, or any of the personal property described in this Exhibit B.
3.    All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Land, the Improvements, or any of the personal property described in this Exhibit B.
4.    All right, title, and interest of Borrower in and to the name and style by which the Land and/or the Improvements is known, including trademarks and trade names relating thereto.
5.    All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Land and/or the Improvements.
6.    All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Land, the Improvements, or the personal property described in this Exhibit B.
7.    All right, title, and interest owned by Borrower in and to all options to purchase or lease the Land, the Improvements, or any other personal property described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Land, the Improvements, or any of the personal property described in this Exhibit B.
8.    All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Borrower now

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has or may hereafter acquire in the Land, the Improvements, or any of the personal property described in this Exhibit B, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.
9.    All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements, including all of Borrower’s rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Land and/or the Improvements, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements.
AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PERSONAL PROPERTY DESCRIBED IN THIS EXHIBIT B.
A PORTION OF THE ABOVE DESCRIBED GOODS ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.
BORROWER IS THE RECORD TITLE HOLDER AND OWNER OF THE REAL PROPERTY DESCRIBED IN EXHIBIT A.
ALL TERMS USED IN THIS EXHIBIT B (AND NOT OTHERWISE DEFINED IN THIS EXHIBIT B) SHALL HAVE THE MEANING, IF ANY, ASCRIBED TO SUCH TERM UNDER THE UNIFORM COMMERCIAL CODE AS ADOPTED AND IN FORCE IN THE JURISDICTION IN WHICH THIS FINANCING STATEMENT HAS BEEN FILED/RECORDED (THE “U.C.C.”).
WITH RESPECT TO ANY FINANCING STATEMENT TO WHICH THIS EXHIBIT B IS ATTACHED, THE TERM “BORROWER” SHALL MEAN “DEBTOR” AS SUCH TERM IS DEFINED IN THE U.C.C.

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